EXHIBIT 11

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
 TOSCO CORPORATION AND SUBSIDIARIES
 COMPUTATION OF EARNINGS PER SHARE
 (Unaudited)
 (Thousands of Dollars, Except Per Share Data)


                                                            Three Months Ended September 30,        Nine Months Ended September 30,
                                                                1998            1997                 1998               1997

 Income before distributions on Trust Preferred Securities    $82,804           $103,456              $229,695         $179,176
 Distributions on Trust Preferred Securities, net
   of income tax benefit                                        2,523              2,523                 7,569            7,569
                                                            ------------       ------------          ------------      ------------
 Net income                                                   $80,281           $100,933              $222,126         $171,607
                                                            ============       ============          ============      ============

 BASIC EARNINGS PER SHARE

 Earnings used for computation of basic
   earnings per share                                         $80,281           $100,933              $222,126         $171,607
                                                       ---------------       ------------          ------------    ---------------
 Weighted average common shares outstanding
   during the period                                      154,774,056        156,185,661           155,816,033      146,617,794
                                                       ---------------       ------------         ------------     ---------------
 Basic earnings per share                                $       0.52        $      0.65           $      1.43      $      1.17
                                                       ---------------       ------------         ------------     ---------------

 DILUTED EARNINGS PER SHARE

 Earnings used for computation of diluted
   earnings per share                                    $     82,804        $   103,456              $229,695       $  179,176
                                                        ---------------      ------------          ------------     ------------
 Weighted average common shares outstanding
   during the period                                       154,774,056       156,185,661           155,816,033      146,617,794
 Assumed conversion of dilutive stock options                3,790,590         4,424,517             3,994,905        4,301,608
 Assumed conversion of Trust Preferred Securities            9,113,940         9,113,940             9,113,940        9,113,940
                                                        ---------------      ------------          ------------     ------------
 Weighted average common and common
   equivalent shares used for computation of
   diluted earning per share                               167,678,586       169,724,118           168,924,878      160,033,342
                                                        --------------       ------------          ------------     ------------
 Diluted earnings per share                              $       0.49        $      0.61           $      1.36      $      1.12
                                                        ==============       ============          ============     =============

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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        TOSCO CORPORATION
                                          (Registrant)


Date:  November 13, 1998                By: /S/ ROBERT I. SANTO
                                           ------------------------
                                            (Robert I. Santo)
                                             Vice President and
                                          Chief Accounting Officer